UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017 (May 19, 2017)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its Charter)

Maryland	1-12928	38-3148187
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 E. Long Lake Rd., Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2017, Agree Realty Corporation (the “Company”) held its annual meeting of stockholders. The matters on which the stockholders voted, in person or by proxy, were:

a)	To elect two directors to serve until the annual meeting of stockholders in 2020;

b)	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2017;

c)	To approve, by non-binding vote, executive compensation;

d)	To approve (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur every one, two or three years.

The two nominees were elected, the appointment of the independent registered public accounting firm was ratified, and the executive compensation was approved by non-binding vote. In addition, the advisory vote on the frequency of advisory votes on named executive officer compensation will occur every year. The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Merrie S. Frankel	20,967,502	150,893	2,993,249
Farris G. Kalil	20,672,676	445,719	2,993,249

Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,989,099	95,649	26,896	0

Approval, by Non-binding Vote, of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,146,832	890,598	80,965	2,993,249

Approval, by Non-binding Vote, on the Frequency of Advisory Votes on Executive Compensation:

1 Year	2 Years	3 Years	Abstentions
17,885,703	34,337	3,119,536	78,819

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Date: May 22, 2017	By:	/s/ MATTHEW M. PARTRIDGE
Matthew M. Partridge, Chief Financial Officer, Executive Vice President and Secretary